UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report June 30, 2014

MVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

WV	000-50567	20-0034461
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

301 Virginia Avenue, Fairmont, WV  26554-2777

(Address of Principal Executive Offices) (Zip Code)

304-363-4800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On June 30, 2014, MVB Financial Corp. (the “Company”) issued its Convertible Subordinated Promissory Notes Due 2024 (the “Notes”) to various investors in the aggregate principal amount of $29,400,000.  The form of Note is filed as Exhibit 10.1 to this current report on Form 8-K, and this description of the material terms of the Notes is qualified in their entirety by reference to such exhibit, which is incorporated herein by reference.  The Notes were issued in $100,000 increments per Note subject to a minimum investment of $1,000,000.  The Notes expire 10 years after the initial issuance date of the Notes (the “Maturity Date”).

Interest on the Notes accrues on the unpaid principal amount of each Note (paid quarterly in arrears on January 1, April 1, July 1 and October 1 of each year) which rate shall be dependent upon the principal invested in the Notes and the holder’s ownership of common stock in the Company.  For investments of less than $3,000,000 in Notes, an ownership of Company common stock representing at least 30% of the principal of the Notes acquired, the interest rate on the Notes is 7% per annum.  For investments of $3,000,000 or greater in Notes and ownership of the Company’s common stock representing at least 30% of the principal of the Notes acquired, the interest rate on the Notes is 7.5% per annum.  For investments of $10,000,000 or greater, the interest rate on the Notes is 7% per annum, regardless of whether the holder owns or acquires MVB common stock.  The principal on the Notes shall be paid in full at the Maturity Date.  On the fifth anniversary of the issuance of the Notes, a holder may elect to continue to receive the stated fixed rate on the Notes or a floating rate determined by LIBOR plus 5% up to a maximum rate of 9%, adjusted quarterly.

The Notes are unsecured and subject to the terms and conditions of any senior debt and after consultation with the Board of Governors of the Federal Reserve System, the Company may, after the Notes have been outstanding for five years, and without premium or penalty, prepay all or a portion of the unpaid principal amount of any Note together with the unpaid interest accrued on such portion of the principal amount of such Note.  All such prepayments shall be made pro rata among the holders of all outstanding Notes.

At the election of a holder, any or all of the Notes may be converted into shares of common stock during the 30-day period after the first, second, third, fourth, and fifth anniversaries of the issuance of the Notes or upon a notice to prepay by the Company.  The Notes will convert into common stock based on $16 per share of the Company’s common stock.  The conversion price will be subject to anti-dilution adjustments for certain events such as stock splits, reclassifications, non-cash distributions, extraordinary cash dividends, pro rata repurchases of common stock, and business combination transactions.  The Company must give 20 days’ notice to the holders of the Company’s intent to prepay the Notes, so that holders may execute the conversion right set forth above if a holder so desires.

Repayment of the Notes is subordinated to the Company’s outstanding senior debt including (if any) without limitation, senior secured loans.  No payment will be made by the Company, directly or indirectly, on the Notes, unless and until all of the senior debt then due has been paid in full.  Notwithstanding the foregoing, so long as there exists no event of default under any senior debt, the Company would make, and a holder would receive and retain for the holder’s account, regularly scheduled payments of accrued interest and principal pursuant to the terms of the Notes.

The Company must obtain a consent of the holders of the Notes prior to issuing any new senior debt in excess of $15,000,000 after the date of issuance of the Notes and prior to the Maturity Date.

An event of default will occur upon the Company’s bankruptcy or any failure to pay interest, principal, or other amounts owing on the Notes when due.   Upon the occurrence and during the

continuance of an event of default (but subject to the subordination provisions of the Notes) the holders of a majority of the outstanding principal amount of the Notes may declare all or any portion of the outstanding principal amount of the Notes due and payable and demand immediate payment of such amount.

The Notes are redeemable, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed on any interest payment date after a date five years from the original issue date.

The net proceeds from the Notes will be used for general corporate purposes, including strategic and organic growth opportunities.  The proceeds will be treated as Tier 2 capital of the Company.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 3.02              Unregistered Sales of Equity Securities.

On June 30, 2014, the Company sold 400 shares of Convertible Noncumulative Perpetual Preferred Stock, Series B for $4,000,000 and 383.4 shares of Convertible Noncumulative Perpetual Preferred Stock, Series C for $3,834,000.  The Company has not engaged in a general solicitation or advertising with regard to these issuances and sale of such securities and has not offered securities to the public in connection with these issuances and sales.

Item 5.03              Amendments to Articles of Incorporation or Bylaws.

On June 30, 2014, the Company filed Certificates of Designations for its Convertible Noncumulative Perpetual Preferred Stock, Series B (“Class B Preferred”) and its Convertible Noncumulative Perpetual Preferred Stock, Series C (“Class C Preferred”).  The Class B Preferred Certificate designated 400 shares of preferred stock as Class B Preferred shares.  The Class B Preferred shares carry an annual dividend rate of 6% and are convertible into shares of Company common stock within thirty days after the first, second, third, fourth and fifth anniversaries of the original issue date, based on a common stock price of $16 per share, as adjusted for future corporate activities.  The Class B Preferred shares are redeemable by the Company on or after the fifth anniversary of the original issue date for Liquidation Amount, as defined therein, plus declared and unpaid dividends.  Redemption is subject to any necessary regulatory approvals.  In the event of liquidation of the Company, shares of Class B Preferred stock shall be junior to creditors of the Company and to the shares of Senior Noncumulative Perpetual Preferred Stock, Series A.  Holders of Class B Preferred shares shall have no voting rights, except for authorization of senior shares of stock, amendment to the Class B Preferred shares, share exchanges, reclassifications or changes of control, or as required by law.

The Class C Preferred Certificate designated 383.4 shares of preferred stock as Class C Preferred shares.  The Class C Preferred shares carry an annual dividend rate of 6.5% and are convertible into shares of Company common stock within thirty days after the first, second, third, fourth and fifth anniversaries of the original issue date, based on a common stock price of $16 per share, as adjusted for future corporate activities.  The Class C Preferred shares are redeemable by the Company on or after the fifth anniversary of the original issue date for Liquidation Amount, as defined therein, plus declared and unpaid dividends.  Redemption is subject to any necessary regulatory approvals.  In the event of liquidation of the Company, shares of Class C Preferred stock shall be junior to creditors of the Company and to the shares of Senior Noncumulative Perpetual Preferred Stock, Series A and the Class B Preferred

shares.  Holders of Class C Preferred shares shall have no voting rights, except for authorization of senior shares of stock, amendment to the Class C Preferred shares, share exchanges, reclassifications or changes of control, or as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1          Certificate of Designations of Convertible Noncumulative Perpetual Preferred Stock, Series B

3.2          Certificate of Designations of Convertible Noncumulative Perpetual Preferred Stock, Series C

10.1        Form of MVB Financial Corp. Convertible Subordinated and Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MVB Financial Corp
	By	/s/ Larry F. Mazza
Larry F. Mazza
Chief Executive Officer

Date: July 7, 2014

EXHIBIT INDEX

Exhibit Number	Description	Exhibit Location

3.1	Certificate of Designations of Noncumulative Convertible Perpetual Preferred Stock, Series B	Filed herewith

3.2	Certificate of Designations of Noncumulative ConvertiblePerpetual Preferred Stock, Series C	Filed herewith

10.1	Form of MVB Financial Corp. Convertible Subordinated and Promissory Note	Filed herewith